UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): March 31, 2005


                        PACKAGING DYNAMICS CORPORATION
            (Exact Name of Registrant as Specified in its Charter)


         Delaware                    000-49741                 32-0009217
(State or Other Jurisdiction    (Commission File Number)     (IRS Employer
    of Incorporation)                                       Identification No.)


   3900 West 43rd Street, Chicago, Illinois                     60632
   (Address of Principal Executive Offices)                  (Zip Code)


                                (773) 843-4000
             (Registrant's telephone number, including area code)


                                      N/A
         (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry Into a Material Definitive Agreement.

              On March 31, 2005, Eugene J. Gentili joined Packaging Dynamics Corporation (the "Company") as Executive Vice President, BagcraftPapercon. In connection with such appointment, the Company entered into a Severance and Change of Control Agreement (the "Gentili Severance Agreement") with Mr. Gentili on March 31, 2005 pursuant to which, if Mr. Gentili's employment is terminated "without cause" by the Company or for "good reason" by Mr. Gentili, he would be entitled to receive a lump sum payment on the date of termination equal to one times the sum of his annual base salary and target bonus, each as in effect immediately prior to the date of his termination (or, if higher, immediately prior to the first occurrence or circumstance constituting "good reason") or two times his annual base salary if such termination occurs on or after a "change of control" and within two years of the date of the Gentili Severance Agreement. Mr. Gentili would also receive continuation of medical and dental benefits until the first anniversary of his termination or until covered by insurance with another employer, if sooner. If such termination occurs on or after (or within close proximity of) a "change in control," the vesting of options granted to Mr. Gentili under the Company's 2002 Long-Term Incentive Compensation Plan would be accelerated and Mr. Gentili would be entitled to outplacement services for up to one year in an amount not to exceed $25,000. In addition, Mr. Gentili would receive gross-up payments for certain excise taxes, interest and penalties, if any, that may be imposed by
Section 4999 of the Internal Revenue Code.

              On April 1, 2005 and in connection with Mr. Gentili's appointment, the Company granted to Mr. Gentili 50,000 options (the "Options") to purchase the Company's common stock under the Company's 2002 Long-Term Incentive Stock Plan at an exercise price of $13.70, which was the closing price of the common stock on April 1, 2005, pursuant to the terms of Nonqualified Stock Option Agreement between the Company and Mr. Gentili (the "Gentili Option Agreement"). The term of the Options is seven years. The Options vest and become exercisable annually in equal one-third portions over the three-year period commencing with the first anniversary of the date of grant. If Mr. Gentili's employment is terminated, the Options may be exercised to the extent that portion of the Options is vested at the time of termination for a period following the termination date of one year if the termination was due to death or disability of Mr. Gentili, six months if the termination was without cause and thirty days if the termination was with cause or by Mr. Gentili other than for retirement. The Gentili Option Agreement also contains provisions (i) requiring that Mr. Gentili maintain the confidentiality of the Company's confidential information; (ii) restricting Mr. Gentili's ability to compete with the Company for a period of one year following Mr. Gentili's termination of employment; and (iii) restricting Mr. Gentili's ability to solicit customers, suppliers or employees of the Company for a period of one year following Mr. Gentili's termination of employment. Violation of any of the foregoing would result in the recission of the Options and forfeiture by Mr. Gentili of any shares acquired from the exercise of the Options and/or the profits from the sale of any such acquired shares.

              On March 31, 2005, Randy Van Antwerp resigned from his position as an officer of the Company, effective as of March 31, 2005. He will remain employed by the Company until May 31, 2005. In connection with such resignation, the Company and Mr. Van Antwerp terminated the Severance and Change of Control Agreement, dated January 23, 2003, by and between the Company and Mr. Van Antwerp (the "Van Antwerp Severance Agreement") and entered into a Separation Agreement, dated March 31, 2005 (the "Van Antwerp Separation Agreement"). Pursuant to the terms of the Van Antwerp Separation Agreement, Mr. Van Antwerp is entitled to a severance payment equal to his annual base salary as in effect immediately prior to May 31, 2005 in twenty-four (24) equal bimonthly payments beginning after May 31, 2005. All stock options granted to Mr. Van Antwerp scheduled to vest on or prior to March 31, 2005 will vest and be exercisable in accordance with the terms thereof. All stock options granted to Mr. Van Antwerp scheduled to vest after March 31, 2005 shall immediately expire and be forfeited as of such date.

              On January 17, 2005, David E. Wartner joined the Company as Vice President, Finance and Corporate Controller. As of March 31, 2005, Mr. Wartner was appointed as the Company's principal accounting officer. In connection with such appointment, the Company entered into a Severance and Change of Control Agreement (the "Wartner Severance Agreement") with Mr. Wartner on March 31, 2005 pursuant to which, if Mr. Wartner's employment is terminated "without cause" by the Company or for "good reason" by Mr. Wartner, he would be entitled to receive a lump sum payment on the date of termination equal to one-half times his annual base as in effect immediately prior to the date of his termination (or, if higher, immediately prior to the first occurrence or circumstance constituting "good reason"). Mr. Wartner would also receive continuation of medical and dental benefits until six months following his termination or until covered by insurance with another employer, if sooner. If such termination occurs on or after (or within close proximity of) a "change in control," the vesting of options granted to Mr. Wartner under the Company's 2002 Long-Term Incentive Compensation Plan would be accelerated and Mr. Wartner would be entitled to outplacement services for up to six months in an amount not to exceed $12,500. In addition, Mr. Wartner would receive gross-up payments for certain excise taxes, interest and penalties, if any, that may be imposed by Section 4999 of the Internal Revenue Code.

              On March 31, 2005, the Company and Frank V. Tannura, Chairman and Chief Executive of the Company, entered into an Amendment (the "Second Tannura Severance Agreement Amendment") to the Severance and Change of Control Agreement, dated January 23, 2003, by and between the Company and Mr. Tannura, as amended (the "Tannura Severance Agreement"). In the event that Mr. Tannura's employment is terminated "without cause" by the Company or for "good reason" by Mr. Tannura after a "change of control" and on or before the second anniversary date of such "change of control," the Second Tannura Severance Agreement Amendment provides that he would be entitled to receive continuation of medical and dental benefits until the third anniversary date of such "change in control," or until covered by insurance with another employer, if sooner, increased from the second anniversary as provided in the Tannura Severance Agreement.

              Copies of the Gentili Severance Agreement, Van Antwerp Separation Agreement, Wartner Severance Agreement and Second Tannura Severance Agreement Amendment are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively. The foregoing descriptions of the Gentili Severance Agreement, Van Antwerp Separation Agreement, Wartner Severance Agreement and Second Tannura Severance Agreement Amendment are qualified in their entirety by reference to the complete copies attached hereto as exhibits and the foregoing description of the Gentili Option Agreement is qualified in its entirely by reference to Exhibit 10 to the Company's Current Report on Form 8-K, filed on January 10, 2005.

Item 1.02     Termination of Material Definitive Agreement.

              In connection with Mr. Van Antwerp's resignation and the Van Antwerp Separation Agreement, the Van Antwerp Severance Agreement has been terminated in its entirety.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

              As described in Item 1.01 of this Current Report on Form 8-K, effective as of March 31, 2005, Mr. Gentili was appointed as Executive Vice President, BagcraftPapercon and Mr. Wartner was appointed as the Company's principal accounting officer.

              Prior to joining the Company, Mr. Gentili, 58, served as President and Chief Executive Officer of Mullinix Packages, Inc. from January 2003 to March 2005 and Vice President and General Manager of Ivex Packaging Corporation ("Ivex") from 1996 to 2003.

              Mr. Wartner, 38, has served as Vice President, Finance and Corporate Controller of the Company since January 2005. Mr. Wartner served as Vice President and Chief Financial Officer of SEI Information Technology from 2003 to January 2005. He also served as Chief Financial Officer of the Company from July 2002 to December 2002. Mr. Wartner served as Vice President and Corporate Controller of Ivex prior to July 2002.

              The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Gentili Severance Agreement and Wartner Severance Agreement is incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits.

              (c)   Exhibits.

Exhibit No.   Description
-----------   -----------

Exhibit 10.1 Severance and Change of Control Agreement, dated March 31, 2005, by and between Packaging Dynamics Corporation and Eugene J. Gentili

Exhibit 10.2 Separation Agreement, dated March 31, 2005, by and between Packaging Dynamics Corporation and Randy Van Antwerp

Exhibit 10.3 Severance and Change of Control Agreement, dated March 31, 2005, by and between Packaging Dynamics Corporation and David E. Wartner

Exhibit 10.4  Amendment, dated March 31, 2005, to the Severance and
              Change of Control Agreement, dated January 23, 2003, by and between Packaging Dynamics Corporation and Frank V. Tannura, as amended

                                  SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            PACKAGING DYNAMICS CORPORATION


Dated: April 6, 2005                        By:  /s/ Patrick T. Chambliss
                                                 ----------------------------
                                                 Patrick T. Chambliss
                                                 Vice President and Chief
                                                 Financial Officer

                                 EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------

Exhibit 10.1 Severance and Change of Control Agreement, dated March 31, 2005, by and between Packaging Dynamics Corporation and Eugene J. Gentili

Exhibit 10.2 Separation Agreement, dated March 31, 2005, by and between Packaging Dynamics Corporation and Randy Van Antwerp

Exhibit 10.3 Severance and Change of Control Agreement, dated March 31, 2005, by and between Packaging Dynamics Corporation and David E. Wartner

Exhibit 10.4      Amendment, dated March 31, 2005, to the Severance and
                  Change of Control Agreement, dated January 23, 2003, by and between Packaging Dynamics Corporation and Frank V. Tannura, as amended